EXHIBIT 10.55(a)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

January 8, 2007

Mr. Bryan Bedford
Chairman and CEO
Chautauqua Airlines, Inc.

First Amendment (this “First Amendment”) to the Capacity Purchase Agreement

Gentlemen:

As you are aware, Chautauqua Airlines, Inc. (“Contractor”) and Republic Airways Holdings, Inc. (“Parent”) and Continental Airlines, Inc. (“Continental”), are each parties to an Capacity Purchase Agreement dated as of July 21, 2006 (the “CPA”). Capitalized terms not defined herein shall be defined as provided in the CPA.

Continental and Contractor each desire to amend the CPA as follows, such amendments to be effective as of October 19, 2006:

1.
The Schedule 1 attached to this First Amendment shall replace in its entirety the Schedule 1 attached to the CPA (such that all references to Schedule 1 in the CPA, as amended hereby, shall be deemed to refer to the Schedule 1 attached to this First Amendment).

2.
Section 10.11 of the CPA shall be amended by deleting Subsection 10.11(b) thereof, and thereafter amending Section 10.11(c) thereof to be Section 10.11(b) (and if there are any other references in the CPA to Section 10.11(c), such references shall thereafter be deemed references to Section 10.11(b)).

3.
Exhibit A attached to the CPA shall be amended by deleting the text of clause (iv) of the definition of “Cause” (and clauses (v) and (vi) thereof shall continue to be referred to as clauses (v) and (vi) thereof).

4.	Sections 10.18 and 10.19 of the CPA shall be amended in their entirety to read as follows:

“Section 10.18 Extension of Aircraft Term. At any time and from time to time, and at its sole option, Continental may extend the exit date for any Covered Aircraft (which shall extend the capacity purchase provisions hereof with respect to such Covered Aircraft to such later exit date) by delivering to Contractor a revised Schedule 1 reflecting such later exit date; provided, that except as the parties may otherwise agree as reflected on a revised Schedule 1 signed by Contractor and Continental:

(a) no extension of the exit date for a CRJ Aircraft shall be permitted by Continental hereunder if (x) the resulting exit date would be subsequent to the date that is 14 days prior to the end of the then-applicable lease term for such aircraft and (y) Contractor or Parent does not have the unilateral right to extend such lease term to a date coincident with or subsequent to the resulting exit date (it being understood that Contractor shall be deemed to have the unilateral right to extend such lease term if Continental and Contractor’s or Parent’s lessor shall have negotiated a lease extension to a date that is 14 days after the resulting exit date at a lease cost not in excess of the rent per month for such aircraft on Schedule 1 (or such other amount as Continental shall agree to include in an amended Schedule 1), which lease extension shall otherwise be on the same terms and conditions as the lease being extended (and Contractor or Parent, as appropriate shall agree to cooperate in all reasonable respects with Continental in such regard));

(b) any extension for any aircraft shall be made only in increments of twelve months (or such lesser period as conforms to the termination date of the lease for such aircraft and provides for the 14-day return period referenced in clause (a) above);

(c) the exit date for any Covered Aircraft may be extended more than once;

(d) the exit date for any Covered Aircraft shall not be extended more than an aggregate of five years; and

(e) notice of any extension hereunder shall be in a writing and given at least six months in advance.

Upon delivery to Contractor, such revised Schedule 1 shall be incorporated into this Agreement without any further action by any party and shall thereafter constitute the amended and restated Schedule 1 for all purposes of this Agreement (unless such revised Schedule 1 requires the signature of each party pursuant to the first proviso of this Section 10.18, in which case such revised Schedule 1 shall only be incorporated into this Agreement and thereafter constitute the amended and restated Schedule 1 for all purposes of this Agreement upon the delivery of an executed Schedule 1 by each of Contractor and Continental to the other). Upon any determination by Contractor not to renew any lease for any Covered Aircraft, Contractor shall promptly notify Continental (and if Continental has any further extension rights hereunder with respect to such Covered Aircraft, then Contractor agrees to provide a reminder notice to Continental at least 10 days prior to the date by which Contractor must notify the applicable lessor as to whether Contractor intends to renew such lease). Further, Contractor agrees not to amend any lease for any Covered Aircraft with the purpose or effect of eliminating, reducing or otherwise impairing Continental’s rights as set forth in this Agreement.

Section 10.19 Other Adjustments to Schedule 1. Continental and Contractor have agreed to the scheduled delivery dates, scheduled exit dates and aircraft rent per month for the Covered Aircraft as listed on Schedule 1. If Contractor enters into agreement (whenever entered into) that reduces any lease costs for any such Covered Aircraft below the amount per month set forth on Schedule 1, Contractor agrees to adjust the “rent per month” for such Covered Aircraft set forth on Schedule 1 to reflect any difference between the lease costs and the amount shown as the “rent per month” on Schedule 1. Not later than January 31, 2007, Contractor will provide to Continental a schedule of the lease expiration dates for all Covered Aircraft, and shall promptly provide notice to Continental upon any subsequent change to any lease expiration date for any Covered Aircraft.”

5.
It is acknowledged that there are no aircraft scheduled to be Spare Aircraft hereunder prior to May 3, 2007. In order to provide increased operational integrity from the first Scheduled Delivery Date hereunder and until such Spare Aircraft are designated, Contractor agrees to use commercially reasonable efforts to make available for service for Continental hereunder any aircraft that is scheduled to become a Covered Aircraft hereunder and which is reasonably determined by Contractor to be available for use hereunder prior to the Scheduled Delivery Date (and will cause such aircraft to be delivered to IAH or CLE as early as is reasonably practicable in order to fulfill such purpose). If such an aircraft is utilized hereunder for such purpose, then such aircraft shall also be deemed to be a Covered Aircraft during the period of such use (and Continental will pay Contractor the rates set forth on Appendix 1 to Schedule 3 for any hours flown or departures by such aircraft, but Continental shall not be required to pay in respect of such aircraft the amount designated on such Appendix as the amount payable “generally for each Covered Aircraft for each day in the Term” and further that such early use shall not cause the Scheduled Delivery Date or Scheduled Exit Date set forth on Schedule 1 for such aircraft to be changed).

6.
Appendix 1 to Schedule 3 attached to this First Amendment shall replace in its entirety the Appendix 1 to Schedule 3 attached to the CPA (such that all references to Appendix 1 to Schedule 3 in the CPA, as amended hereby, shall be deemed to refer to the Appendix 1 to Schedule 3 attached to this First Amendment).

7.
For the avoidance of doubt, Contractor agrees that, in connection with its provision of Regional Airline Services to Continental under the CPA and the provision of other services contemplated to be performed by Contractor under the Ancillary Agreements, it shall use commercially reasonable efforts to minimize costs incurred by it if such costs would be reimbursable by Continental to Contractor in accordance with the CPA or the applicable Ancillary Agreement. Further to the foregoing, if Continental can provide or arrange to provide any service or item for which Continental is required to reimburse Contractor for its cost of providing at a lower cost than applicable to Contractor, then Contractor shall allow Continental to provide or arrange to provide such service or item in order to permit Continental to lower its costs.

7.
Contractor agrees that the provisions of Section 10.07 of the CPA shall be deemed to permit Continental to disclose any financial information set forth in any exhibit, schedule or appendix of the CPA in connection with any confidential arbitration proceeding involving ExpressJet Airlines, Inc.

8.
Contractor and Continental agree that Section 7.3 of the Continental Ground Handling Agreement and Section 7.5 of the Contractor Ground Handling Agreement (each of which provides that “Carrier specifically acknowledges that Article 8 of the Main Agreement provides that Handling Company is not to be responsible for, and that Carrier is to indemnify Handling Company in respect of, legal liability for certain claims arising out of the provision of ground handling services even in circumstances where Handling Company is negligent, and Carrier agrees not to contend otherwise”) are hereby amended to bold and underline such provisions to make them conspicuous.

Except as specifically amended or modified hereby, the CPA shall remain in effect as written. This First Amendment may be signed in counterparts.

If Contractor is in agreement with the above, please indicate its agreement by having an authorized representative sign below in the space provided and return a signed copy of this First Amendment to the undersigned at the address above.

Very truly yours,

CONTINENTAL AIRLINES, INC.

By:	/s/ Jeffery A. Smisek

Jeffery A. Smisek, President

Agreed: CHAUTAUQUA AIRLINES, INC.

By:	/s/ Bryan Bedford

Bryan Bedford, Chairman & CEO

Agreed: REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Bryan Bedford

Bryan Bedford, Chairman, President & CEO

SCHEDULE 1
Covered Aircraft& Delivery Schedule
[as amended by the First Amendment to the CPA]

Number[1]	Aircraft Type[2]	Tail Number	MSN	Scheduled Delivery Date[3]	Scheduled Exit Date[4,5]	Scheduled Term[4]	Rent Per Month[6]
1.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
2.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
3.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
4.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
5.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
6.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
7.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
8.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
9.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
10.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
11.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
12.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
13.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
14.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
15.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
16.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
17.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
18.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
19.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
20.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
21.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
22.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
23.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
24.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
25.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
26.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
27.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
28.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
29.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
30.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
31.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
32.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
33.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
34.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
35.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
36.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
37.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
38.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
39.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
40.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
41.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
42.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
43.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
44.	[*]	[*]	[*]	[*]	[*]	[*]	[*]
___________
* Confidential

1 Up to two delivery positions to be designated as Spare Aircraft; provided that if at any time there are fewer than 22 Covered Aircraft, then only one aircraft hereunder shall be designated as a Spare Aircraft; provided further, in such event and if any such Covered Aircraft is out of service for a scheduled maintenance check, then a second Covered Aircraft may be temporarily designated as a Spare Aircraft during the period of such scheduled check. Delivery positions 28 and 29 shall initially be designated as the Spare Aircraft.

2 None of the ERJ Aircraft specified will have stairs, but instead shall be equipped with the plug door modification.

3 The Scheduled Delivery Dates for all Covered Aircraft shall be as set forth on Schedule 1; provided, it is agreed that the actual delivery date for any of aircraft specified in item nos. 1-2, 5-10, 13-15, and 20-22 on Schedule 1 (the “Initial GECAS Aircraft”) and for any of the aircraft specified in item nos. 23-25, 30-32, and 37-40 on Schedule 1 (the “Subsequent GECAS Aircraft”) may be later than the Scheduled Delivery Date set forth above for such aircraft (but in no event later than 180 days after the last day of the month in which the Scheduled Delivery Date for such aircraft occurs) if and to the extent that the actual delivery date for such aircraft is delayed in accordance with Section 23 of those certain Letters of Intent between Contractor and GE Commercial Finance Aviation Services dated as of August 3, 2006 and October 10, 2006, respectively, but not including any delay that is caused by or due to the fault of Contractor. Contractor may also substitute any aircraft constituting an Initial GECAS Aircraft or a Subsequent GECAS Aircraft for any other aircraft constituting an Initial GECAS Aircraft or a Subsequent GECAS Aircraft upon not written notice to Continental (it being acknowledged that only the aircraft tail numbers and MSNs would be substituted for one another and that the Scheduled Delivery Dates, Scheduled Exit Dates, Scheduled Terms and rents per month would not be adjusted by any such aircraft substitution).

4 The Scheduled Exit Dates for all Covered Aircraft shall be as set forth on Schedule 1 (and in the case of the Initial GECAS Aircraft have been set to be the date that is 14 days prior to the applicable scheduled aircraft head lease expiration date and in the case of the Subsequent GECAS Aircraft will be set to be the date that is 14 days prior to the applicable scheduled aircraft head lease expiration date and further shall not be scheduled to be later than the maximum period of months indicated as the Scheduled Term for such aircraft after the Scheduled Delivery Date for such aircraft); provided, if the actual delivery date to Continental for any of the Initial GECAS Aircraft or Subsequent GECAS Aircraft is, in accordance with footnote 3 above, later than the Scheduled Delivery Date, then the Scheduled Exit Date shall be extended one day for each such day that the actual delivery date is later than the Scheduled Delivery Date, but in no event shall the Scheduled Exit Date be later than the number of months indicated on Schedule 1 as the maximum Scheduled Term for such aircraft (e.g., either 24 or 36 months) after the actual delivery date hereunder. The Scheduled Exit Dates set forth on Schedule 1 shall be adjusted from time to time to reflect any extension of the exit date for any Covered Aircraft pursuant to this footnote 4 or Section 10.l8 of this Agreement. With respect to the Initial GECAS Aircraft and the Subsequent GECAS Aircraft, notwithstanding anything to the contrary in Section 10.18, and unless further or different extension options or notice periods are agreed to by the lessor with respect to any such aircraft as contemplated by Section 10.18 or Section 10.19, then (a) any extension hereunder by Continental shall be for a period of 18 months (commensurate with the lease extension periods in such lease), unless Contractor is required to return the aircraft to such lessor at the end of the lease extension, in which case such extension hereunder shall be for a period of 18 months less 14 days and (b) any written extension notice given by Continental hereunder less than 10 months and 15 days prior to the scheduled expiration of the aircraft head lease and at least 6 months prior to the Scheduled Exit Date of the aircraft hereunder will extend the term hereof as to such aircraft only if the lessor of such aircraft is required to or does in fact consent to the extension of the lease (notwithstanding that, if such be the case, such lessor did not receive timely written notice thereof), which consent Contractor agrees to use its commercially reasonable efforts to obtain (and in this regard, Contractor agrees to use commercially reasonable efforts to send to such lessor a corresponding notice of extension of such lease promptly after Contractor’s receipt of Continental’s written notice of extension hereunder as to such aircraft, and in any event Contractor shall send such corresponding notice within 10 days after Contractor’s receipt of Continental’s notice).

5 The Scheduled Exit Dates for the Subsequent GECAS Aircraft shall be finally determined by Contractor on or before January 31, 2007 (and Contractor shall provide an updated Schedule 1 to Continental on or before such date) and each such Scheduled Exit Date shall be a date that complies with footnote 4 above and shall also be a date no earlier than 45 days prior to the two year anniversary of the Scheduled Delivery Date specified on Schedule 1 for such aircraft. If Contractor fails to provide such updated Schedule 1 on or before such date, Continental will have the right to designate such dates to Contractor (provided that such designation is consistent with these footnotes).

6 The rent per month shall be [*], subject to change in accordance with Section 10.19 of this Agreement.

___________
* Confidential

Appendix 1 to Schedule 3

Base Compensation Rates
[First Amendment to CPA]

$ * separately for each Covered Aircraft for each month in the Term
$[*]generally for each Covered Aircraft for each day in the Term
$[*]for each actual block hour
$[*]for each actual flight hour
$[*]for each Scheduled Flight departure
$[*]for each Scheduled Flight departure at a Contractor Airport
$[*]for each day in the Term

* This rate, calculated separately for each Covered Aircraft, shall be the “rent per month” set forth on Schedule 1 for such Covered Aircraft, calculated for months in which such aircraft enters or exits service hereunder as provided in Paragraph A(1)(a) of this Schedule 3. Notwithstanding the above, for any Covered Aircraft that is a CRJ Aircraft as indicated on Schedule 1 that is delivered during the period from January 1, 2007 and through August 1, 2007, promptly after such CRJ Aircraft is delivered to Continental under the CPA (and put into service for Continental hereunder), Continental shall pay an additional amount for each such aircraft in respect of the monthly rent Contractor has paid for such CRJ Aircraft to the lessor thereof that is attributable to the period of time after delivery of such CRJ Aircraft to Contractor (and the commencement of Contractor’s monthly rental obligation to such lessor) and prior to the actual delivery date of such CRJ Aircraft to Continental under this CPA in accordance with Schedule 1; provided that, (i) in no event shall such additional amount payable pursuant to this sentence by Continental exceed the actual rental amounts paid by Contractor to such lessor that are attributable to such period and (ii) any amount payable by Continental pursuant to this sentence shall not exceed (A) more than [*] rent for each such aircraft as set forth on Schedule 1, and (B), with respect to those three aircraft constituting any of the first six CRJ Aircraft specified on Schedule 1 to be delivered to Continental hereunder and which three aircraft together have the most rental attributable to the period of time after their delivery to Contractor and prior to their delivery to Continental under this CPA, more than [*] rent for each such aircraft as set forth on Schedule 1. At the time that each such CRJ Aircraft is delivered to Continental under the CPA (and put into service for Continental hereunder), Contractor shall submit to Continental an invoice for such additional amount indicating the amount of rent so paid by Contractor to the lessor for such aircraft (based on the above provisions) and indicating the amount owing to Contractor from Continental in accordance with these provisions. Additionally, with respect to any Covered Aircraft that is a CRJ Aircraft listed on Schedule 1 that exits service hereunder for Continental and is being returned by Contractor within 30 days thereafter to the lessor thereof, Continental shall pay to Contractor an additional amount for each such aircraft in respect of the monthly rent Contractor pays for such CRJ Aircraft to the lessor thereof that is attributable to the period of time after the exit of such CRJ Aircraft from service hereunder and prior to the actual redelivery date of such CRJ Aircraft to the lessor thereof; provided, that in no event shall such additional amount payable pursuant to this sentence by Continental exceed the actual rental amounts paid by Contractor to such lessor that are attributable to such period and further that any amount payable by Continental pursuant to this sentence shall not exceed more than [*] rent for each such aircraft as set forth on Schedule 1. Within 30 days after the exiting of a CRJ Aircraft hereunder that requires an additional payment by Continental in accordance with the foregoing provisions, Contractor shall submit to Continental an invoice for such additional amount indicating the amount of rent so paid by Contractor to the lessor for such aircraft (based on the above provisions) and indicating the amount owing to Contractor from Continental in accordance with these provisions. Contractor agrees to use commercially reasonable efforts to minimize the amount of additional payments to Contractor by Continental pursuant to the foregoing four sentences.

These Base Compensation Rates shall be adjusted pursuant to the terms of Section 3.02 of this Agreement.
___________
* Confidential